SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: March 5, 2007
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into a Material Definitive Agreement
     On March 5, 2007, QLT Inc. (“QLT”) announced that QLT and Massachusetts Eye and Ear Infirmary (“MEEI”) have settled the litigation brought in 2001 by MEEI against QLT and Novartis Ophthalmics, Inc., case No. 01-10747, in the United States District Court for the District of Massachusetts (the “District Court”). Under the terms of the settlement agreement, MEEI will dismiss with prejudice its claims for infringement of U.S. Patent No. 6,225,303 (the “‘303 Patent”) against QLT and Novartis Ophthalmics, Inc. and QLT and Novartis will dismiss their counterclaims against MEEI and named MEEI researchers. QLT, MEEI and Massachusetts General Hospital (“MGH”) have agreed to resolve by arbitration counterclaims raised by QLT and MGH that researchers from QLT and MGH should have been named as inventors on the ‘303 Patent. The outcome of the arbitration will have no effect on the settlement.
     The settlement of the ‘303 Patent lawsuit does not resolve the separate ‘349 patent lawsuit brought in 2000 by MEEI against QLT in the District Court, No. 00-10783.
ITEM 8.01   Other Events
     On March 5, 2007, QLT issued a press release disclosing the events set forth in this report. A copy of the press release is filed Exhibit 99.1 to this Current Report to this report and incorporated herein by reference.

Number	Description

99.1	Press Release issued by QLT Inc. on March 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated: March 5, 2007